STOCK PURCHASE AND SALE AGREEMENT
                                    (ARCADIA)

         AGREEMENT dated as of February 28, 1997, by and between the individuals named in Section 1.1 below (referred to herein individually as "Seller" and collectively as "Sellers") and HEALTHCARE HEARING CLINICS, INC., a Washington corporation ("Purchaser").

                                    RECITALS

         A. Hearing Care Associates-Arcadia, Inc., a California corporation (the "Company"), operates an audiology and hearing aid clinic in Arcadia, California, which performs testing and evaluation of patients' hearing, prescribes and fits hearing aids, and provides related services and products.

         B. Sellers own all shares of the issued and outstanding capital stock of the Company (the "Shares").

         C. Purchaser and Sellers desire that Purchaser acquire ownership of the Company through a purchase of the Shares.

                                      TERMS

         In  consideration  of  the  premises  and  of  the  mutual   covenants,
representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1 Ownership of Shares. The Shares are owned by Sellers as follows:

         Sellers                                     Shares       Percentage
         -------                                     ------       ----------

         Gregory J. Frazer                             50              50
         Laurie Van Duivenbode                         50              50
                                                      ---             ---
                                                      100             100

         1.2 Purchase and Sale of Shares. At the Closing (as defined in Section 2.1), on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell and deliver to Purchaser, and Purchaser shall purchase the Shares from Sellers.

         1.3 Purchase Price. Subject to adjustment as set forth in Section 1.4 hereof, the purchase price for the Shares (the "Purchase Price") shall be a total of $410,338 payable to Sellers as follows:




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                  Sellers
                  -------

                  Gregory J. Frazer                           $205,169
                  Laurie Van Duivenbode                        205,169
                                                              $410,338

At the Closing, Purchaser shall pay the Purchase Price to Sellers by certified or cashier's check.

         1.4 Purchase Price Adjustments. The Purchase Price shall be subject to post- closing adjustment as set forth below:

                  (a) Accounts Receivable. On the 200th day following the Closing, Sellers shall reimburse Purchaser on a pro rata basis in an amount equal to the total of the accounts receivable reflected on the Statement of Net Working Capital (as defined in subsection 1.4(c)(i) below) net of the allocable portion of the reserve for bad debts, which remain uncollected as of such date provided that with respect to the accounts receivable listed on Schedule 1.4(a) attached hereto, the reimbursement date shall be the first anniversary of the Closing date. Upon such reimbursement, the uncollected accounts shall be assigned to Sellers. During such 200-day period (or the 365-day period with respect to the accounts receivable listed on Schedule 1.4(a), Sellers may participate in the collection process of such accounts receivable. In the event the total amount collected with respect to accounts receivable reflected on the Statement of Net Working Capital exceeds the amount of such accounts receivable net of the applicable reserve for bad debts, Purchaser shall pay the excess to Sellers pro rata on the 200th day following Closing.

                  (b) Liabilities. Sellers acknowledge that the Purchase Price was negotiated on the assumption that Company would have no long-term liabilities, including debt. In the event that at Closing Company has long-term liabilities, Sellers shall pay to Purchaser, on a pro rata basis, an amount equal to the total of any such long-term liabilities.

                  (c) Net Working Capital Adjustment.

                           (i) For  purposes  of this  Agreement,  "Net  Working
                  Capital" shall equal (i) cash, money market accounts, accounts receivable (net of reasonable provisions for doubtful accounts), cash surrender value of life insurance policies, and prepaid expenses including rental payments if paid in advance, as of Closing less (ii) all current liabilities of the Company as of Closing, including but not limited to liabilities for inventory, office supplies, ordinary compensation payables, employee benefits and taxes (excluding accrued paid time off for vacation and sick leave), bonuses (including all related payroll taxes and employee benefits), personal and real property taxes, water, gas, electric and other utility charges, business and other license fees and taxes (excluding fees for audiology and hearing aid dispensing licenses), merchants'


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                  association  dues,  rental  payments  under  any  leases,  any customer  refunds for hearing aids delivered prior to Closing,
                  and  all  other  operating   liabilities   (including   legal,
                  accounting, and other professional fees and expenses incurred in the ordinary course of business), vendor accounts payable and intercompany accounts. In computing Net Working Capital,
                  (i) all hearing  aids ordered but not fitted to the patient as
                  of  the  Closing   date  will  not  be  included  in  accounts
                  receivable and (ii) all payments made by Company with respect to such hearing aid orders shall be treated as prepaid items.

                           (ii) As promptly as practicable following the Closing, but in no event later than 45 days thereafter, Sellers and Purchaser shall cooperate in preparing a mutually agreeable statement of the Net Working Capital which shall set forth the computation and components thereof in reasonable detail (the "Statement of Net Working Capital").

                           (iii) On the  fifteenth  day  after the date on which
                  the Statement of Net Working Capital is completed (or such earlier date as such statement is mutually agreed upon by Sellers and Purchaser in writing), (i) in the event that the Net Working Capital exceeds $150,000, then Purchaser shall pay to Sellers pro rata an amount equal to the excess, or (ii) in the event that Net Working Capital is less than $150,000, then Sellers shall pay to Purchaser, pro rata, the amount of the deficiency.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the transaction provided for herein (the "Closing") shall occur on such date on or before February 28, 1997, and at such time and place as the parties shall mutually agree.

         2.2 Closing Transactions. The following actions shall be taken at Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously:

                  (a) Deliveries by Sellers. Sellers shall deliver to Purchaser:

                           (i) Certificates representing the Shares;

                           (ii) An opinion of  counsel to  Sellers,  dated as of
                  the Closing date, substantially in the form of Schedule 2.2(a)(ii) attached hereto; and

                           (iii) The stock and minute books of the Company;

                           (iv) All  consents  required in  connection  with the
                  transactions contemplated hereunder.



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                  (b)  Deliveries  by  Purchaser.  Purchaser  shall  deliver  to
         Sellers:

                           (i) The payments provided for in Section 1.3; and

                           (ii) An opinion of counsel to Purchaser,  dated as of
                  the Closing date, substantially in the form of Schedule 2.2(b)(ii) attached hereto.

                  (c)      Joint Delivery.

                           (i) Purchaser and Sellers shall execute and deliver counterparts of the Noncompetition Agreements provided for in
                  Section 6.5(a) hereof; and

                           (ii)  Purchaser  and  Laurie  Van  Duivenbode   shall
                  execute and deliver to each other counterparts of the Employment Agreement provided for in Subsection 6.5(b) hereof.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as otherwise set forth in the Disclosure Statement attached hereto as Schedule III, Sellers represent and warrant to Purchaser as set forth below in this Article III. Subject to the limitations set forth in Section 8.1(a), the Sellers shall be jointly and severally liable for breaches of such representations and warranties except to the extent otherwise expressly set forth in Section 3.1(b) hereof.

         3.1      Corporate.

                  (a) Organization. The Company is a corporation duly organized and existing under the laws of the state of California.

                  (b)  Capitalization.  The  authorized  capital  stock  of  the
         Company consists of 2,000 shares of a single class of common stock, of which 100 shares are issued and outstanding. All issued and outstanding Shares have been validly issued and are fully paid and nonassessable. Each Seller separately warrants that such Seller is the owner of the number of shares shown in Section 1.1 hereof (beneficially and of record) free and clear of all liens, claims, and encumbrances whatsoever. The Shares constitute all the outstanding shares of capital stock of the Company. Except for a Buy-Out Agreement to which the Sellers are parties, no person has any agreement, option or other right, present or future, to purchase or otherwise acquire any of the shares of Company. Such Buy-Out Agreement will be terminated effective as of the Closing date.

                  (c) Corporate Power. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.



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                  (d) No  Subsidiaries.  The Company does not own an interest in any corporation, partnership or other entity.

                  (e) Articles of Incorporation; Bylaws. The copies of Company's articles of incorporation (certified by the Secretary of State of California) and bylaws (certified by Company's secretary) which have heretofore been delivered to Purchaser are complete and correct as amended or restated to the date hereof.

         3.2 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Sellers pursuant hereto, nor the consummation by the Sellers of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien (as defined in Section 3.8(b)) upon any of the assets of the Company under, any term or provision of the articles of incorporation or bylaws of the Company or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company or any of the Company's assets or properties or the shares of the Company may be bound or affected.

         3.3 Financial Statements. The Sellers have heretofore delivered to Purchaser the following financial statements of the Company including balance sheets and statements of income (the "Financial Statements"):

                  (a) Financial Statements for the Company's 1993, 1994, and 1995 fiscal years; and

                  (b) Financial Statements for the interim period ended November 30, 1996.

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the Company at the dates indicated and results of its operations and changes in its financial position for the periods then ended.

         3.4 Absence of Certain Changes. Since the date of the most recent balance sheet included in the Financial Statements, there has not been:

                  3.4(a)  Adverse  Change.  Any material  adverse  change in the
         financial  condition,  assets,  liabilities,   business,  prospects  or
         operations of the Company;

                  3.4(b) Damage. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Company's business or assets;



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                  3.4(c)   Increase  in   Compensation.   Any  increase  in  the
         compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  3.4(d) Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

                  3.4(e) Commitments. Any commitment or transaction by the Company (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                  3.4(f) Dividends. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company's capital stock; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or any other payment to any Shareholder as a shareholder;

                  3.4(g) Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of the Company except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment in the ordinary course of business;

                  3.4(h) Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than changes in the Company's line of credit in the ordinary course of business;

                  3.4(i) Amendment of Contracts. Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  3.4(j) Loans, Advances, or Credit. Any loan or advance or any grant of credit by the Company; or

                  3.4(k) Unusual Events. Any other event or condition specifically related to the Company not in the ordinary course of business which would have a material adverse effect on the assets or the business of the Company.

         3.5 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the most recent balance sheet included in the Financial Statements or this Agreement, the Company does not have any liabilities other than commercial liabilities and obligations incurred since the date of such balance sheet in the ordinary course of business consistent with past practices none of which has or will have a material adverse effect on the business, financial condition or results of operations of the Company.


                                                     - 6 -

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         3.6 No Litigation.  There is no action, suit, arbitration,  proceeding, investigation or inquiry pending or to the knowledge of the Sellers threatened against the Company, its directors (in such capacity), its business or any of its assets, nor do the Sellers know of any such proceeding, investigation or inquiry threatened against the Company. The Disclosure Schedule identifies all actions, suits, proceedings, investigations and inquiries to which the Company has been a party since January 1, 1993. Neither the Company nor its business or assets are subject to any judgment, order, writ or injunction of any court,
arbitrator  or  federal,   state,  foreign,   municipal  or  other  governmental
department, commission, board, bureau, agency or instrumentality.

         3.7      Compliance With Laws.

                  3.7(a) Compliance.  The Company (including each and all of its operations, practices, properties and assets) is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole. The Company has not received notice of any violation or alleged violation of, and is not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a material adverse effect upon the assets or the business of the Company taken as whole.

                  3.7(b) Licenses and Permits. The Company has obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of its businesses (as presently conducted) except to the extent failure to do so would not have a material adverse effect upon the assets or the business of the Company taken as a whole. All such licenses, permits, approvals, authorizations and consents are described in the Disclosure Schedule and are in full force and effect. The Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the business of the Company taken as a whole.

         3.8      Title to and Condition of Properties.

                  3.8(a) Real Property. Except as set forth on the Disclosure Schedule, the Company does not own any interest in any real property other than the leases referred to in Section 3.10(a) hereof.



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                  3.8(b) Personal Property.  The Company has good and marketable title  to all its  assets,  free  and  clear  of all  mortgages,  liens
         (statutory  or  otherwise),   security  interests,   claims,   pledges,
         equities, options,  conditional sales contracts,  assessments,  levies,
         easements,   covenants,   reservations,    restrictions,    exceptions,
         limitations,   charges  or  encumbrances   of  any  nature   whatsoever
         (collectively, "Liens"). All the Company's tangible assets are located at the business premises leased by the Company. No personal property owned by Sellers is located at Company's business premises.

                  3.8(c) Condition. All the Company's tangible assets are, taken as a whole, in good operating condition and repair, normal wear and tear excepted.

                  3.8(d) Land Use Regulations. There are no condemnation, environmental, zoning, land use, or other regulatory proceedings, pending or, to the knowledge of the Sellers, planned to be instituted, that could detrimentally affect the ownership, use, or occupancy of the real property presently occupied by the Company or the continued operation of the Company's business as it is presently being conducted.

         3.9 Insurance. The Company maintain policies of fire, liability, product liability, workers compensation, health and other forms of insurance with such coverage limits and deductible amounts as are reasonable and prudent in light of the nature of its assets and the risks of its business.

         3.10     Contracts and Commitments.

                  3.10(a) Leases. Set forth in Schedule 3.10(a) of the Disclosure Schedule is a list of all real and personal property leases to which the Company is a party. Complete and correct copies of each lease listed on the schedule, and all amendments thereto, have heretofore been made available to Purchaser.

                  3.10(b) Purchase Commitments. Set forth in Schedule 3.10(b) of the Disclosure Schedule is a list of all agreements (written or oral) between the Company and third parties for the purchase of goods and supplies by the Company which individually call for the payment by the Company after the date hereof of more than $1,000 or which obligate the Company for a period of more than 90 days from the date hereof. Complete and correct copies of all such written agreements have heretofore been made available to Purchaser.

                  3.10(c) Sales Commitments. Set forth in Schedule 3.10(c) of the Disclosure Schedule is a list and description of all presently effective agreements (written or oral) between the Company and third parties for the distribution and sale of its products. Complete and correct copies of all such written contracts have heretofore been made available to Purchaser.

                  3.10(d) Contracts With Sellers and Certain Others. Except for the employment relationships which exist between the Sellers and the Company, the


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         Company  has  no  agreement,  understanding,   contract  or  commitment
         (written or oral) with any Seller, or any relative of a Seller.

                  3.10(e) Collective Bargaining Agreements. The Company is not a party to any collective bargaining agreement with any union.

                  3.10(f) Loan Agreements. Except as set forth on the Disclosure Schedule, the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatories, guarantors or otherwise.

                  3.10(g) Guarantees. The Company has not under any instrument which is presently effective guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  3.10(h) Restrictive Agreements. The Company is not a party to nor is it bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                  3.10(i) Other Material Contracts. The Company is not a party to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of $1,000, or involving performance over a period of more than 90 days from the date hereof, or which is otherwise individually material to the operations of the Company, except as set forth in Schedule 3.10(i) of the Disclosure Schedule.

                  3.10(j) No Default. The Company is not in default under any lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by the Company. To the knowledge of the Sellers, no third party is in default under any lease, agreement, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         3.11 Employee Benefit Plans. Set forth in Schedule 3.11 of the Disclosure Schedule, is a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee

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Retirement  Income  Security Act of 1974,  as amended  ("ERISA")),  all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee
Plans/Agreements,   including  all  amendments  thereto,  have  heretofore  been provided to Purchaser. The Company is in compliance with and have made all payments due under all Employee Plans/Agreements and with respect thereto the Company is in compliance with all applicable federal and state laws and regulations. The Company is not a contributor to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         3.12 Employment Compensation. Set forth in Schedule 3.12 of the Disclosure Schedule is a true and correct list of:

                  (a) All employees to whom the Company is paying compensation; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range;

                  (b) All amounts owed to employees of the Company (including the Sellers) for accrued sick pay, vacation pay, and bonus pay.

         3.13 Patents, Trademarks, etc. Set forth in Schedule 3.13 of the Disclosure Schedule attached hereto is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the Company now has any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 3.13 of the Disclosure Schedule have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of the Company, as such is currently being conducted, the Company does not require any Trade Rights that it does not already have. The Company is not infringing and has not infringed on any Trade Rights of another in the operation of its business, nor to the knowledge of the Sellers is any other person infringing on the Trade Rights of the Company. The Company has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the Company. The Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in Schedule 3.13 of the Disclosure Schedule, to the knowledge of Sellers, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company. To the knowledge of Sellers, all Trade

Rights of the Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company.

         3.14 Product Warranty and Product Liability. Set forth in Schedule 3.14 of the Disclosure Schedule is a true, correct and complete copy of the Company's standard warranty or warranties for sales of its products.

         3.15 Tax Matters. The Company has properly completed and filed in correct form all federal, state, and other tax returns (including Forms 1099 and other informational returns) of every nature required to be filed by it and has paid all taxes (whether or not requiring the filing of returns) including all deficiencies, assessments, additions to tax, penalties and interest of which notice has been received to the extent such amounts have become due. The Company has obtained all required Forms W-9. Complete and correct copies of the Company's federal and California income tax returns for 1993, 1994, and 1995 have been delivered by the Sellers to Purchaser. All tax liabilities have been fully and properly reflected in the Financial Statements. The income tax returns of the Company have not been examined by the Internal Revenue Service. There are no outstanding agreements or waivers extending the statutory period of limitation for any federal or state tax return of the Company for any period. The Company has made all required deductions and payments and has properly prepared and delivered all required documents in connection with the withholding of taxes from the wages and other compensation of its employees. The Company has filed all sales/use tax returns and have paid all such taxes for all states in which they have responsibility to do so. The Company has obtained and maintains, to the extent required by law, a current sales and use tax exemption certificate for each customer to which it makes tax-exempt sales.

         3.16 Key Employees; Bank; Etc. Set forth in Schedule 3.16 of the Disclosure Schedule is a list showing:

                  (a)  The names of all the Company's officers and directors;

                  (b) The name of each bank at which the Company has (i) an account and the numbers of all accounts, (ii) a line of credit, or
         (iii) a safe deposit box and the name of each person authorized to draw thereon or have access thereto; and

                  (c) The name of each person holding a power of attorney from the Company and a summary of the terms thereof.

         3.17 Records. The books of account of the Company fairly reflect the items of income and expense and the assets, liabilities, and accruals of its business and operations.

         3.18 Disclosure. No representation or warranty by the Sellers in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Sellers pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Sellers as follows:

         4.1      Corporate.

                  (a) Organization. Purchaser is a corporation duly organized and validly existing under the laws of the state of Washington.

                  (b) Corporate Power. Purchaser has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                  (c) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of HealthCare. This Agreement constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

                  (d) Qualification.  Purchaser is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

         4.2 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, nor the consummation by Purchaser of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of Purchaser under, any term or provision of the Articles of Incorporation or By-laws of Purchaser or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Purchaser is a party or by which Purchaser or any of its assets or properties may be bound or affected.

         4.3 Disclosure. No representation or warranty by Purchaser in this Agreement nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Purchaser pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

                                    ARTICLE V
                                    COVENANTS

         5.1      Covenants of Sellers.

                  (a) Access to Information and Records. The Sellers agree that during the period after the date hereof and prior to the Closing, Purchaser, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company for the purpose of such inspection, investigation and testing as Purchaser deems appropriate (and Sellers shall furnish or cause to be furnished to Purchaser and its representatives all information with respect to the business and affairs of the Company as Purchaser may reasonably request); (ii) reasonable access to employees and agents of the Company for such meetings and communications as Purchaser reasonably desires; and (iii) with the prior consent of the Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with the Company.

                  (b) Conduct of Business Pending the Closing. The Sellers agree that from the date hereof until the Closing, except as otherwise approved in writing by Purchaser:

                           (i) No Changes. The Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

                           (ii) Maintain Organization.  The Company will use its
                  best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the Company and to preserve the business organization of the Company intact, to keep available to Purchaser the present officers and employees of the Company, and to preserve for Purchaser its present relationships with suppliers and customers and others having business relationships with the Company.

                           (iii) No Breach. The Company will use its best efforts to avoid any act, or any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Sellers.

                           (iv) No Material Contracts. No contract or commitment
                  will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice.

                           (v) No Corporate Changes. The Company shall not amend
                  its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock; the Company shall not grant any option or other right to acquire any share of its authorized capital stock;

                           (vi) Maintenance of Insurance. The Company shall maintain all of its insurance in effect as of the date hereof or replace such insurance with comparable coverage and shall procure such additional insurance as shall be reasonably requested by Purchaser at Purchaser's expense.

                           (vii) Maintenance of Property. The Company shall use,
                  operate, maintain and repair all its assets and properties in a normal business manner consistent with the Company's past practices.

                           (viii) Interim  Financials.  The Company will provide
                  Purchaser with interim monthly financial statements and other management reports as and when they are available.

                           (ix) No  Dividends.  The Company shall not declare or
                  pay any dividend (whether in cash, stock or property) or make any other distribution to the Sellers, except for the repayment of loans made by the Sellers to the Company.

                           (x) Compensation.  The Company shall not increase the
                  compensation or benefits of any of its employees nor make any other change in the terms of their employment.

                  (c) Repayment of Sellers' Loans. As of the date hereof, the Company is indebted to the Sellers as set forth on Schedule 5.1(c). For purposes of Section 1.4(b) hereof, such debts shall not be deemed to be long-term liabilities. Notwithstanding any other provision of this Agreement, on or prior to the Closing date, Sellers shall have the right to cause the Company to repay such indebtedness to the extent the Company has funds available for such purposes. To the extent any such debts are not paid prior to Closing, (i) such debts shall be taken into account in computing the Net Working Capital adjustment provided for in
         Section 1.4(c), and (ii) Purchaser shall cause the Company to pay all such debts at the time the Net Working Capital adjustment is made pursuant to Section 1.4(c)(iii). To the extent necessary, Purchaser shall advance funds to the Company for such debt repayment.

                  (d) Reimbursement of Sick and Vacation Pay. In preparing the Statement of Net Working Capital it has been agreed that no accrual shall be made for sick and vacation pay entitlements for employees of Company. In consideration of this exclusion, Sellers agree to reimburse Purchaser for any sick or vacation pay payments Purchaser is required to make to former employees of Company who become employees of Purchaser and whose employment terminates for any reason within the first six months following the Closing date to the extent such payments relate to accruals of sick or vacation pay prior to the Closing date.

         5.2 Release of Sellers' Personal Guarantees. Certain Sellers have provided personal guarantees or have otherwise become individually liable with respect to certain leases, line of credit agreements, purchase agreements with manufacturers, or other agreements for the benefit for the Company, including, without limitation, those described on Schedule 5.2. Following the Closing, Purchaser will use its best efforts to obtain the release of the Sellers from all such personal liabilities. To the extent that any such release cannot be obtained, Purchaser will indemnify and hold the Sellers harmless with respect to any loss, cost, or expense the Sellers may incur as a result of not being released.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Each and every obligation of Purchaser to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by Purchaser) of each of the following conditions:

         6.1 Representations and Warranties True at Closing. Each of the representations and warranties made by the Sellers in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Sellers pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         6.2 Compliance With Agreement. The Sellers shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing, including the delivery of the closing documents specified in
Section 2.2(a) hereof.

         6.3 Absence of Suit. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against Purchaser, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of Purchaser shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding Purchaser will be unable to retain substantially all the practical benefits of the transaction to which it is entitled under this Agreement.

         6.4 Approvals; Consents. All consents, permits, approvals, licenses or orders from any governmental or regulatory body or other third party required to be obtained by Sellers for the consummation of the transactions contemplated by this Agreement shall have been obtained except where failure to obtain such consents, permits, approvals, licenses or orders would not have a material adverse effect (whether or not such effect is referred to or described in any Schedule) on the business, prospects, financial conditions, assets, reserves or operations of the Company taken as a whole.

         6.5      Agreements.

                  (a) Noncompetition Agreements. Each Seller shall have executed and delivered to Purchaser a Noncompetition Agreement substantially in the form attached hereto as Schedule 6.5(a).

                  (b) Employment  Agreement.  Laurie Van  Duivenbode  shall have
         executed  and   delivered  to   Purchaser   an   Employment   Agreement
         substantially in the form of Schedule 6.5(b) hereto.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

         Each and every obligation of the Sellers to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by the Sellers) of the following conditions:

         7.1 Representations and Warranties True at Closing. Each of the representations and warranties made by Purchaser in this Agreement, or in any instrument, list, certificate or writing delivered by Purchaser pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 Compliance With Agreement. Purchaser shall have in all material respects performed and complied with all of Purchaser's agreements and obligations under this Agreement which are to be performed or complied with by Purchaser prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(b) hereof.

         7.3 Absence of Suit. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against Purchaser, the Company or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of the Sellers shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Sellers will be unable to retain substantially all the consideration to which they are entitled under this Agreement.

         7.4      Agreements.

                  (a) Noncompetition Agreements. Purchaser shall have executed and delivered to each Seller a Noncompetition Agreement substantially in the form attached hereto as Schedule 6.5(a).

                  (b) Employment  Agreement.  Purchaser  shall have executed and
         delivered   to  Laurie   Van   Duivenbode   an   Employment   Agreement
         substantially in the form attached hereto as Schedule 6.5(b).

                                  ARTICLE VIII
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         8.1      Indemnification by the Sellers.

                  (a) The Sellers hereby agree to indemnify, defend, and hold Purchaser (and its directors, officers, shareholders, employees, affiliates, agents and assigns) harmless from and against all Claims (as defined below) asserted against, resulting to, imposed upon, or incurred by Purchaser directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Sellers contained in or made pursuant to this Agreement or (b) the non-performance or breach of any covenant, term or provision to be performed by the Sellers contained in this Agreement. The indemnification obligation of Sellers hereunder is with respect to the full amount of the Claims (as defined below). As used in this Article VIII, the term "Claim" shall include any and all losses, liabilities, damages, deficiencies, assessments, judgments, awards, settlements, costs, and expenses including without limitation penalties, court costs, and attorney fees and expenses at trial and on appeal. Notwithstanding the foregoing, Sellers' indemnity obligations shall be subject to the following limitations:

                           (i) Sellers  shall be  responsible  for  indemnifying
                  Purchaser only to the extent Claims in the aggregate exceed the sum of $8,000.

                           (ii) Each Seller shall be solely responsible for indemnification with respect to such Seller's warranty of title regarding Seller's Shares and such Seller's warranty regarding the absence of liens and encumbrances applicable to such Shares;

                           (iii) Each Seller's liability with respect to a Claim
                  shall be limited to a percentage of such Claim equal to such Seller's percentage ownership of the Shares as set forth in
                  Section 1.1; and

                           (iv) Each Seller's maximum liability to Purchaser for
                  indemnification shall not exceed an amount equal the portion of the Purchase Price being paid to such Seller as set forth in Section 1.3 hereof.

                           (v) Any Claims shall be asserted by Purchaser jointly
                  against Sellers on a uniform basis and any waiver, compromise or settlement of a Claim offered by Purchaser shall be offered on the same terms to all Sellers.

                  (b) Purchaser's right to  indemnification  as provided in this
         Section 8.1 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) Purchaser had notice of a breach or inaccuracy of any representation, warranty or covenant contained herein (except as set forth in the Disclosure Schedule), (ii) Purchaser had been provided with access, as requested by Purchaser, to officers and employees of the Company and such of Company's books, documents, contracts and records as has been provided to Purchaser in response to Purchaser's requests.

         8.2 Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend, and hold harmless the Sellers from and against all Claims asserted against, resulting to, imposed upon, or incurred by the Sellers directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement or in any of the documents delivered pursuant hereto, or (b) the non-performance or breach of any covenant, term or provision to be performed by Purchaser contained in this Agreement or in any of the documents delivered pursuant hereto. The indemnification obligation of Purchaser hereunder is with respect to the full amount of the Claims.

         8.3 Notice; Defense of Claims. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         8.4 Survival of Representations. All representations and warranties made by the parties in this Agreement are made only as of the date of this Agreement but will survive the consummation of the transactions contemplated by this Agreement until October 31, 1998

(except for the representations and warranties of the Sellers set forth in Section 3.10 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by the Company for all periods ended on or before the Closing), after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1      Termination.

                  (a) Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                           (i) By mutual written agreement of the parties, or

                           (ii) By either Purchaser or the Sellers if the Closing shall not have occurred on or before the 90th day after the date hereof, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

                  (b)      Termination for Breach.

                           (i) Termination by Purchaser. If there has been a material breach by the Sellers of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by Purchaser, then Purchaser may, by written notice to Sellers at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 9.1(b)(iii) hereof.

                           (ii) Termination by Sellers. If there has been a material breach by Purchaser of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Sellers, then the Sellers may, by written notice to Purchaser at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 9.1(b)(iii).

                           (iii) Effect of Termination. Termination of this Agreement pursuant to this Section 9.1 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

         9.2 Waiver. Sellers or Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of the other or satisfaction of any of the conditions to its obligations contained herein. Any extension or waiver made pursuant to this Section 9.2 must be by an instrument in writing signed on behalf of the party granting the extension or waiver. A waiver by any party of any provision hereof or breach hereof shall not operate or be construed as the waiver of any other provision or any subsequent breach.

         9.3 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable and any purported assignment shall be null and void. Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

         9.4 Dollars. "Dollars" and "$" mean lawful money of the United States of America, which shall be legal tender on the date of payment for all public and private debts.

         9.5 Brokers and Finders. Sellers on the one hand and Purchaser on the other, each agree to indemnify and hold the other harmless from and against any claim made for a broker's or a finder's fee or other similar compensation (and all related costs and expenses) asserted against an indemnified party which arises out of or results from an action taken by an indemnifying party.

         9.6 Headings; Severability. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.

         9.7 Schedules. The Schedules are a part of this Agreement as if fully set forth herein.

         9.8 Disclosures and Announcements. Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Sellers or Purchaser shall be subject to the approval of the other in all essential respects, except that the Sellers' approval shall not be required as to any announcements or filings Purchaser may be required to make under applicable laws or regulations.

         9.9 Expenses. Sellers agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by Sellers including, without limitation, all fees of counsel and accountants; and Purchaser agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants.

         9.10 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier,


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



facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

         If to Purchaser:            HealthCare Hearing Clinics, Inc.
                                     111 S.W. Fifth Avenue, Suite 2390
                                     Portland, Oregon  97204
                                     Attn: President
                                     Personal & Confidential
                                     Facsimile:  (503) 225-9309

         with a copy to:             Miller, Nash, Wiener, Hager & Carlsen
                                     111 S.W. Fifth Avenue, Suite 3500
                                     Portland, Oregon  97204
                                     Attn: G. Todd Norvell
                                     Facsimile: (503) 224-0155

         If to Sellers:              Laurie Van Duivenbode
                                     3242 Rowena Drive
                                     Los Alamitos, California 90720
                                     Facsimile: (562) 493-2932

         with a copy to:             Richard P. Manson
                                     Graham & James
                                     801 S. Figueroa St., 14 Fl.
                                     Los Angeles, California 90017
                                     Facsimile: (213) 623-4581

         and to:                     Gregory J. Frazer
                                     1477 Dwight Drive
                                     Glendale, California 91207
                                     Facsimile (818) 244-8889


         with a copy to:             Ms. Nancy Borders
                                     Gardner, Carton & Douglas
                                     321 N. Clark Street, Ste. 3400
                                     Chicago, Illinois  60610
                                     Facsimile:  (312) 644-3381

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

         9.11     Resolution of Disputes.

                  (a) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 9.11. Notwithstanding the foregoing, HealthCare, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of the Shareholders under Section 5.1(b) of this Agreement.

                  (b) Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $50,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

                  (c) Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The Shareholders and HealthCare hereby submit to the in personam jurisdiction of the federal and state courts in California for the purpose of confirming any such award and entering judgment thereon.

                  (f) Confidentiality. All proceedings under this Section 9.11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 13 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

         9.12 Governing Law. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the state of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         9.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         9.14 Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         9.15 Further Assurances. Both before and after the Closing, each party will cooperate in good faith with the others and will take all appropriate action and execute any documents, instruments, or conveyances of any kind that may be reasonable necessary or desirable to carry out any of the transactions contemplated hereunder.

         9.16 Sellers Action. Whenever in this Agreement the Sellers are given the discretion to take or not to take any action, the decision of the Sellers shall be made pursuant to the vote of the Sellers holding a majority of the Shares.

         9.17  Termination  of  Restrictions.   Upon  the  consummation  of  the
transactions provided for herein, any restrictions on the transfer of the Shares shall be waived by Sellers and shall become void and of no further effect.

         9.18 Automobile Purchase. Prior to the Closing, Company shall sell to Laurie Van Duivenbode, and she shall purchase from Company, the 1987 Acura Legend automobile she has heretofore utilized as her company car, for a total price of $5,100.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.


SELLERS:                                    PURCHASER:

                                            HEALTHCARE HEARING CLINICS, INC., a
                                            Washington corporation


/S/ LAURI VAN DUIVENBODE                    By:      /S/ EDWIN J. KAWASAKI
Laurie Van Duivenbode                                    Edwin J. Kawasaki
                                                         Vice President

/S/ GREGORY J. FRAZER
Gregory J. Frazer

The undersigned, being the spouses of the Sellers named in the foregoing Stock Purchase and Sale Agreement, hereby relinquish all right, title, and interest, including, without limitation, any community property rights under California law to the Shares (as defined in such Agreement) and hereby consent and agree to the transfer of such Shares pursuant to such Agreement.


/S/ CARISSA BENNETT                                 /S/ ROY VAN DUIVENBODE
Carissa Bennett                                     Roy Van Duivenbode

                                    SCHEDULES


Schedule 1.4(a)            365-Day Accounts Receivable
Schedule 2.2(a)(ii)        Opinion of Sellers' Counsel
Schedule 2.2(b)(ii)        Opinion of Purchaser's Counsel

Schedule III               Disclosure Statement

Schedule 3.10(a)           Leases
Schedule 3.10(b)           Purchase Commitments
Schedule 3.10(c)           Sales Commitments
Schedule 3.10(i)           Other Material Contracts
Schedule 3.11              Employee Benefit Plans
Schedule 3.12              Employee Compensation
Schedule 3.13              Patents, Trademarks
Schedule 3.14              Product Warranty
Schedule 3.16              Key Employees; Banks

Schedule 5.1(c)            Sellers' Loans
Schedule 5.2               Sellers' Personal Guarantees

Schedule 6.5(a)            Noncompetition Agreement
Schedule 6.5(b)            Employment Agreement